MINDRAY DS USA, INC. 401(k) SAVINGS PLAN

DISCLAIMER. As permitted by the Internal Revenue Service, certain changes to the Plan may be implemented in operation before they are reflected in formal plan amendments. As a result, the text of the Plan as reflected in the plan document and amendments filed as an Exhibit to this Registration Statement may not reflect a complete statement of the terms of the Plan in operation.

MINDRAY DS USA, INC. 401(k) SAVINGS PLAN

WHEREAS, Mindray DS USA< Inc. desires to establish a qualified plan for the benefit of its eligible employees; and

WHEREAS, it is intended that the plan is to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, effective as of May 14, 2008, the Mindray DS USA, Inc. 401(k) Savings Plan is hereby established in the form set for herein:

TABLE OF CONTENTS

ARTICLE ONE--DEFINITIONS
1.1Account
1.2Administrator
1.3Beneficiary
1.4Break in Service
1.5Code
1.6Compensation
1.7Disability
1.8Effective Date
1.9Employee
1.10Employer
1.11Employment Date
1.12Fail-Safe Contribution
1.13Highly-Compensated Employee
1.14Hour of Service
1.15Leased Employee
1.16Nonhighly-Compensated Employee
1.17Normal Retirement Date
1.18Participant
1.19Plan
1.20Plan Year
1.21Trust
1.22Trustee
1.23Valuation Date
1.24Year of Service

ARTICLE TWO--SERVICE DEFINITIONS AND RULES
2.1Year of Service
2.2Break in Service
2.3Maternity/Paternity, Leave of Absence
2.4Rule of Parity on Return to Employment
2.5Service in Excluded Job Classifications or with Related Companies

ARTICLE THREE--PLAN PARTICIPATION
3.1Participation
3.2Re-employment of Former Participant
3.3Termination of Eligibility
3.4Compliance with USERRA

ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER MATCHING CONTRIBUTIONS, ROLLOVERS AND TRANSFERS FROM OTHER PLANS
4.1Elective Deferrals
4.2Employer Matching Contributions
4.3Rollovers and Transfers of Funds from Other Plans
4.4Timing of Contributions

ARTICLE FIVE--ACCOUNTING RULES
5.1Investment of Accounts and Accounting Rules
5.2Participants Omitted in Error

ARTICLE SIX--VESTING AND RETIREMENT BENEFITS
6.1Vesting
6.2Forfeiture of Nonvested Balance
6.3Distribution of Less than Entire Vested Account Balance
6.4Normal Retirement
6.5Disability

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS
7.1Manner of Payment
7.2Time of Commencement of Benefit Payments
7.3Furnishing Information
7.4Minimum Distribution Requirements
7.5Amount of Death Benefit
7.6Designation of Beneficiary
7.7Distribution of Death Benefits
7.8Eligible Rollover Distributions

ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS
8.1Loans
8.2Hardship Distributions
8.3Withdrawals After Age 59½
8.4Withdrawals of Rollover Contributions

ARTICLE NINE--ADMINISTRATION OF THE PLAN
9.1Plan Administration
9.2Claims Procedure
9.3Trust Agreement

ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS
10.1Distribution of Excess Elective Deferrals
10.2Limitations on 401(k) Contributions
10.3Nondiscrimination Test for Employer Matching Contributions

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS
11.1Rules and Definitions

ARTICLE TWELVE--AMENDMENT AND TERMINATION
12.1Amendment
12.2Termination of the Plan

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS
13.1Applicability
13.2Definitions
13.3Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year
13.4Vesting

ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS
14.1Plan Does Not Affect Employment
14.2Successor to the Employer
14.3Repayments to the Employer
14.4Benefits not Assignable
14.5Merger of Plans
14.6Investment Experience not a Forfeiture
14.7Construction
14.8Governing Documents
14.9Governing Law
14.10Headings
14.11Counterparts
14.12Location of Participant or Beneficiary Unknown
14.13Distribution to Minor or Legally Incapacitated

ARTICLE ONE--DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1"ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions and forfeitures, (b) amounts of Compensation deferred to the Plan pursuant to the Participant's election, (c) any amounts transferred to this Plan under Section 4.3 from another qualified retirement plan or from another qualified plan in connection with a plan merger, and (d) the allocation of Trust investment experience.

1.2"ADMINISTRATOR" shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

1.3"BENEFICIARY" shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.4"BREAK IN SERVICE" shall have the meaning set forth in Article Two.

1.5"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6"COMPENSATION" shall mean the compensation paid to a Participant by the Employer for the Plan Year as defined under Section 3401(a) of the Code (for purposes of income tax withholding), but exclusive of relocation expenses, awards, stock options, car allowances, education allowances, other reimbursements and expense allowances, fringe benefits (cash and non cash), moving expenses, welfare benefits, any contributions to or distributions from a nonqualified deferred compensation program, severance  pay and any compensation received prior to his becoming a Participant in the Plan.  Compensation shall include any amounts deferred under a salary reduction agreement in accordance with Section 4.1 or under a Code Section 125 plan maintained by the Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed $230,000 for the 2008 calendar year, and shall be adjusted annually by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than twelve (12) months, the annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

Any compensation described in this Section 1.6 does not fail to be Compensation merely because it is paid after the Participant’s severance from employment with the Employer, provided the Compensation is paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment.  In addition, payment for unused accrued bona fide vacation shall be included as Compensation if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment, and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant’s severance from employment with the Employer.

For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Section 414(q)(4) of the Code.

For purposes of applying the limitations described in Section 11.1, and for purposes of defining compensation under Section 1.13 and Article Thirteen of the Plan, compensation paid or made available during such limitations years (or Plan Years) shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

1.7"DISABILITY" shall mean a "permanent and total" disability incurred by a Participant while in the employ of the Employer.  A Participant shall be deemed "disabled" if, in the opinion of the Administrator and based upon appropriate medical advice and examination, he satisfies the conditions set forth in Section 72(m)(7) of the Code.  For this purpose, a Participant shall be deemed disabled if he is entitled to receive disability benefits under Social Security.

1.8"EFFECTIVE DATE." The Plan's effective date is May 14, 2008.

1.9"EMPLOYEE" shall mean a common law employee of the Employer or a "leased employee" (within the meaning of Section 414(n)(2) of the Code) of the Employer or any affiliated Employer.

1.10"EMPLOYER" shall mean Mindray DS USA, Inc. (“Mindray”) and any subsidiary or affiliate which is a member of its "related group" (as defined in Section 2.5) which has adopted the Plan (a "Participating Affiliate"), and shall include any successor(s) thereto which adopt this Plan.  Any such subsidiary or affiliate of Mindray may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of Mindray.  The provisions of this Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under Article 4 to be made by any Employer which is a Participating Affiliate shall be made subject to the approval of Mindray.  For purposes hereof, each Participating Affiliate shall be deemed to have appointed Mindray as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan.  For purposes of the Code and ERISA, the Plan as maintained by Mindray and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate.  All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

1.11"EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

1.12"FAIL-SAFE CONTRIBUTION" shall mean a qualified nonelective contribution which is a contribution (other than matching contributions or Qualified Matching Contributions (within the meaning of Section 10.2)) made by the Employer and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distribution from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions under Section 401(k) of the Code and the regulations promulgated thereunder.

1.13"HIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who:

(a)was a five percent (5%) owner of the Employer (as defined in Section 416(i)(1)) of the Code at any time during the "determination year" or "look-back year"; or

(b)earned more than $100,000 of Compensation from the Employer during the "look-back year" and, if the Employer elects, was in the top twenty percent (20%) of Employees by Compensation for such year.  The $100,000 amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code.

An Employee who terminated employment prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly-Compensated Employee when such Employee terminated employment, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee.  The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year".

1.14"HOUR OF SERVICE" shall have the meaning set forth below:

(a)An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

(b)An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.  Notwithstanding the preceding sentence,

(i)No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period).  Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference;

(ii)An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(iii)Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service.  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

(d)Hours of Service under this Section shall be determined under the terms of the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.15"LEASED EMPLOYEE" shall mean any person who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer

(determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction and control of the Employer.  A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(g) or 403(b) of the Code, and shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f) of the Code, (b) immediate participation, and (c) full and immediate vesting.

1.16"NONHIGHLY-COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

1.17"NORMAL RETIREMENT DATE" shall mean the Participant's sixty-fifth (65th) birthday. The date on which the Participant attains age sixty-five (65) shall be the Participant’s Normal Retirement Age.

1.18"PARTICIPANT" shall mean any Employee who has satisfied the eligibility requirements of Article Three and who is participating in the Plan.

1.19"PLAN" shall mean the Mindray DS USA, Inc. 401(k) Savings Plan as set forth herein and as may be amended from time to time.

1.20"PLAN YEAR" shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

1.21"TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto.  "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income there from.

1.22"TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.23"VALUATION DATE" shall mean the date or dates established by the Administrator for the valuation of the assets of the Plan.  In no event shall the assets of the Plan be valued less frequently than once each Plan Year.

1.24"YEAR OF SERVICE" or "SERVICE" and the special rules with respect to crediting Service are in Article Two of the Plan.

ARTICLE TWO--SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan.  Definitions and special rules related to Service are as follows:

2.1YEAR OF SERVICE.  Except for periods of Service which may be disregarded on account of the "rule of parity" described in Section 2.4, an Employee shall receive credit for the aggregate of all time period(s) commencing on his Employment Date (or re-employment date) and ending on the date a "period of severance" (within the meaning of Section 2.2) commences.  However, an Employee shall also receive credit for any period of severance of less than twelve (12)-consecutive months; provided, however that if an Employee is absent from Service for any reason other than quit, discharge, retirement or death, and during the absence the Employee quits, is discharged, or retires, the period of time between the date the Employee quits, is discharged, or retires and the first anniversary of the date on which the Employee was first absent shall be credited hereunder if the Employee returns to Service on or before such first anniversary date. An Employee who completes a one (1)-year period of Service as of the anniversary of his Employment Date shall be credited with a Year of Service on that date.  Fractional periods of Service shall be  aggregated so that a Year of Service shall be completed as of the date the Employee completes twelve (12) months of Service (thirty (30) days shall be deemed to be a month in the case of the aggregation of fractional months) or three hundred and sixty-five (365) days of Service.

Notwithstanding the foregoing, any Employee employed by the Employer on the Effective Date, who was a participant in the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan (the “Datascope Plan”) as of May 13, 2008, shall be credited with any “Years of Service” earned under the Datascope Plan.  Additionally, any Employee employed by the Employer on the Effective Date who was an employee of Datascope Corp. as of May 13, 2008, shall also be credited with past service under Datascope Corp.

2.2BREAK IN SERVICE.  Subject to Section 2.3, a Break in Service is a "period of severance" of at least twelve (12) consecutive months.  For this purpose, a period of severance shall be a continuous period in which an Employee is not employed by the Employer.  Such period shall begin on the date the Employee retires, quits, is discharged or dies or, if earlier, the twelve (12)-month anniversary of the date on which the Employee is otherwise absent from Service.

2.3MATERNITY/PATERNITY LEAVE OF ABSENCE.  For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the twelve (12)-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

2.4RULE OF PARITY ON RETURN TO EMPLOYMENT. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:

(a)If a Participant incurs five (5) or more consecutive one (1)-year Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive one (1)-year Breaks in Service.

(b)If when a Participant incurred a Break in Service, he was not vested in any portion of his Account, his pre-Break Years of Service shall be disregarded if his consecutive one (1)-year Breaks in Service equal or exceed five (5).

Subject to the preceding paragraphs of this Section, an Employee’s pre-Break Years of Service and post-Break Years of Service shall count in determining the vested percentage of the Employee’s Account derived from all Employer contributions (i.e., Employer contributions attributable to employment before and after the Employee’s Break in Service).

2.5SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES

(a)Service while a Member of an Ineligible Classification of Employees.  An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification.  However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any prior Years of Service completed while a member of such an ineligible classification.  For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

(b)Service with Related Group Members.  Subject to Section 2.1, for each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as "Employee" solely for purposes of this Section 2.5(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee's Years of Service.  The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of this Section, but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining the Employee’s Years of Service.  For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

(c)Construction. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

ARTICLE THREE--PLAN PARTICIPATION

3.1PARTICIPATION.  All Employees participating in the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan as of May 13, 2008 shall become a Participant in the Plan as of the Effective Date, subject to the terms hereof.

Each other Employee shall become a Participant under the Plan as of the first day of the calendar month coincident with or next following the later of the Employee's attainment of age twenty-one (21) and his completion of thirty (30) consecutive days of Service.  For this purpose, any Employee who transferred employment to Mindray DS USA, Inc. (“Mindray ”) from Datascope Corp. in connection with the sale of assets to Mindray DS USA, Inc. shall be credited with any prior Service with Datascope Corp. in determining the Employee’s eligibility to participate in the Plan.  In no event, however, shall any such Employee become a Participant prior to May 14, 2008.

In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) employed as a Leased Employee; (iii) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or (iv) employed as a "payroll service or agency employee".  For purposes of this paragraph, the term "payroll service or agency employee" means an individual (i) for whom the direct payor of compensation with respect to the performance of services for a participating Employer is any outside entity, including but not limited to, a payroll service or temporary employment agency, rather than by the participating Employer's internal corporate payroll system; or (ii) who is paid directly by a participating Employer, but not through an internal corporate payroll system (e.g., through purchase order accounts); or (iii) designated by a participating Employer as an independent contractor, either through the terms of an agreement with such individual or otherwise, regardless of any subsequent reclassification by the Employer, any governmental agency, or court.  The determination whether an individual is a "payroll service or agency employee" shall be made by the Administrator, in its sole discretion, based solely upon these criteria, without regard to whether the individual is considered a common law employee of a participating Employer for any other purpose.

Notwithstanding the foregoing provisions, any Employee who:

(i)is employed in a job classification where the customary period of employment is less than thirty (30) hours per week or has been hired to fulfill a temporary assignment of a nonrecurring nature, and

(ii)is not in an excluded class of Employees described in the preceding paragraph shall become a Participant in the Plan on the first day of the month coincident with or next following the later of (i) his attainment of year twenty-one (21) or (ii) his completion of a twelve (12)-month period of employment with the Employer during which he is credited with at least one thousand (1,000) Hours of Service.  The first twelve (12)-month period shall be measured from the Employee’s Employment Date.  Any subsequent twelve (12)-month period shall be a Plan Year, beginning with the Plan Year after his Employment Date.

3.2RE-EMPLOYMENT OF FORMER PARTICIPANT.  A vested Participant (or a nonvested Participant whose prior Service cannot be disregarded) whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment as an eligible Employee; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

3.3TERMINATION OF ELIGIBILITY.  In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall resume participating upon his return to an eligible class of Employees; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate upon becoming a member of an eligible class of Employees, if such Employee has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his becoming a Participant.

3.4COMPLIANCE WITH USERRA.  Notwithstanding any provision of this Plan to the contrary, Participants shall receive service credit and be eligible to make deferrals and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER MATCHING CONTRIBUTIONS, AND ROLLOVERS AND TRANSFERS FROM OTHER PLANS

4.1ELECTIVE DEFERRALS

(a)Elections.  A Participant may elect to defer a portion of his Compensation for a Plan Year on a pre-tax basis.  The amount of a Participant's Compensation contributed in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year.  The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant's Account consisting of pre-tax contributions.

Each Participant may elect to contribute from one percent (1%) to fifty percent (50%) of such Participant's Compensation.

Notwithstanding the foregoing, any Employee who was not a participant in the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan on May 13, 2008, upon first becoming eligible to participate in the Plan pursuant to Section 3.1, who fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer two percent (2%) of his Compensation as a pre-tax contribution ("deemed elective deferral").  The Administrator shall provide to each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals.  The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.

(b)Changes in Election.  A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via such other method as permitted by applicable law.

(c)Limitations on Deferrals.  Except to the extent permitted under Section 4.1(e), no Participant shall be permitted to make elective deferrals during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year.

(d)Administrative Rules.  All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

(e)Catch-up Contributions.  All Participants who are eligible to make elective deferrals under Section 4.1(a) and who have attained age fifty (50) before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the requirements of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 402A, 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.2EMPLOYER MATCHING CONTRIBUTIONS

For each calendar month, the Employer may contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals (within the meaning of Section 4.1) made by each such Participant  The Employer's board of directors may also determine to increase, suspend or reduce its contributions under this Section for any Plan Year or any portion thereof.  Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

Notwithstanding the foregoing provisions of this Section 4.2, and subject to the condition set forth below, if a Participant’s elective deferrals for a Plan Year reach the maximum amount set out in Section 4.1(c) (or such other Plan imposed limit) and, as a result, the Participant is not eligible to make elective deferrals to the Plan for the balance of such year, such Participant shall be entitled to receive a supplemental Employer matching contribution to the extent required to ensure that such Participant receives the same rate of matching contribution for the Plan Year as any other Participant with the same rate of elective deferrals for such Plan Year.  The supplemental Employer matching contributions received by any such Participant for the Plan Year shall, however, be limited to the extent required to comply with the requirements of applicable Federal law.  To be eligible for this supplemental Employer matching contribution, the Participant must be employed by the Employer on the last day of the period for which the supplemental matching contribution is made.  For this purpose for 2008, elective deferrals, matching contributions, and compensation taken into account under the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan will be taken into account.

4.3ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under the following types of plans:

(1)a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

(2)an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions;

(3)an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding after-tax employee contributions; and

(4)an individual retirement account which was used solely as a conduit from a qualified plan described in Section 401(a) of the Code.

Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under this Plan.  The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.

An Employee who would otherwise be eligible to participate in the Plan but for the failure to satisfy the service requirement for participation as set forth under Section 3.1, shall be eligible to complete a rollover to the Plan.  Such an Employee shall also be eligible to obtain a loan or withdrawal in accordance with the provisions of Article Eight prior to satisfying such service requirement.

4.4TIMING OF CONTRIBUTIONS.  Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year ending with or within the Plan Year.  Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

ARTICLE FIVE--ACCOUNTING RULES

5.1INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES

(a)Investment Funds.  The investment of Participants' Accounts shall be made in a manner consistent with the provisions of the Trust.  The Administrator, in its discretion, may allow the Trust to provide for separate funds for the directed investment of each Participant's Account.

(b)Participant Direction of Investments.  In the event Participants’ Accounts are subject to their investment direction, each Participant (including, for this purpose, any former Employee, Beneficiary, or "alternate payee" (within the meaning of Section 14.4 below) with an Account balance) may direct how his Account is to be invested among the available investment funds in the percentage multiples established by the Administrator.  In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator.  A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant’s Account in accordance with procedures established by the Administrator.  Any such change in a Participant’s investment election shall be effective at such time as may be prescribed by the Administrator.  However, where it deems appropriate, and subject to the requirements of applicable law, the Administrator may decline to implement, or otherwise limit the frequency by which a Participant may direct the investment of his Account.  If the Plan's recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant’s investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants’ Accounts to designated funds or an interest bearing account until such change has been completed.

(c)Allocation of Investment Experience.  As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

(d)Allocation of Contributions.  Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made, or as soon as administratively possible thereafter.

(e)Manner and Time of Debiting Distributions.  For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.1 and Section 7.2.  The amount distributed shall be based upon the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.

5.2PARTICIPANTS OMITTED IN ERROR.  In the event a Participant is not allocated a share of the Employer contribution and/or forfeitures as a result of an administrative error in any Plan Year, the Employer may elect to either (a) make an additional contribution on behalf of such omitted Participant in an appropriate amount, or (b) deduct the appropriate amount from the forfeitures account.

ARTICLE SIX--VESTING AND RETIREMENT BENEFITS

6.1VESTING.  A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals (within the meaning of Section 4.1), Employer Fail-Safe Contributions, "Qualified Matching Contributions" (within the meaning of Section 10.2 below), and rollovers or transfers from other plans, as adjusted for investment experience (including any corresponding contributions, and earnings theron, transferred from the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan as of June 20, 2008) and any matching contributions transferred from the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan as of June 20, 2008.  Except as otherwise provided with respect to Normal Retirement, Disability, or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions under Section 4.2 as follows:

Years of Service Vested Percentage

Less than 2 years0%
2 years but less than 325%
3 years but less than 450%
4 years but less than 575%
5 years and thereafter100%

6.2FORFEITURE OF NONVESTED BALANCE.  The nonvested portion of a Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) as soon as administratively practical following the date on which the Participant receives distribution of his vested Account or (ii) as soon as administratively practical after the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service.  The amount forfeited shall be used to pay Plan administrative expenses and/or used to reduce Employer contributions, or to restore previously forfeited amounts under this Section 6.2.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive one (1)-year Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall be restored.  However, if the nonvested portion of the Participant's Account was forfeited as the result of the Participant receiving distribution of his vested Account balance (including a "deemed" distribution under Section 7.2), the nonvested portion shall be restored if:

(a)the Participant resumes employment prior to incurring five (5) consecutive one (1)-year Breaks in Service; and

(b)the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Section 4.2 and, if applicable, Section 13.3.

Upon repayment, the Employer-derived benefit required to be restored by this Section shall not be less than in the account balance of the Employee, both the amount distributed and the amount forfeited, unadjusted by any subsequent gains or losses.  The amount required to be restored shall be made by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

Any Years of Service for which a Participant received a cash-out shall be recognized for purposes of vesting and eligibility under the Plan.

6.3DISTRIBUTION OF LESS THAN ENTIRE VESTED ACCOUNT BALANCE.  If a distribution (including a withdrawal) of any portion of a Participant’s Account is made to the Participant at a time when he has a vested percentage in such Account equal to less than one-hundred percent (100%), a separate record shall be maintained of said Account balance.  The Participant’s vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution (or withdrawal) made to the Participant.

6.4NORMAL RETIREMENT.  A Participant who is in the employment of the Employer at his Normal Retirement Age shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1.  A Participant who continues employment with the Employer after his Normal Retirement Age shall continue to participate under the Plan.

6.5DISABILITY.  If a Participant incurs a Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1.  Payment of such Participant’s Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant's distribution request.

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1MANNER OF PAYMENT.  The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) in a single lump-sum payment.

To the extent the Participant’s vested Account is invested in employer securities (within the meaning of Section 407(d)(1) of the Employee Retirement Security Act of 1974) transferred from the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan, the Participant may elect to have such portion of his Account distributed in a single payment in the form of whole shares of stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock account, being distributed in cash.

7.2TIME OF COMMENCEMENT OF BENEFIT PAYMENTS.  Subject to the following provisions of this Section, unless the Participant elects otherwise, distribution of the Participant’s vested Account shall be made or commence no later than the sixtieth (60) day after the later of the close of the Plan Year in which:  (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier), (b) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant severs employment with the Employer.  Distribution shall not be made to a Participant without his consent (and spouse’s consent, if required) if his vested Account exceeds $5,000 and such Account is immediately distributable (within the meaning of Section 1.411(a)-11(c)(4) of the IRS Regulations).

Notwithstanding the foregoing, upon the Administrator’s actual knowledge of a pending divorce or divorce proceeding, or the issuance (or possible issuance) of a domestic relations order regarding a Participant’s Account, such Account shall be frozen to prevent the Participant from taking withdrawals, loans or distributions against the portion of the Account, subject to, or potentially subject to, the domestic relations order.  This freeze shall be removed promptly following the qualification of the domestic relations order in accordance with the Plan’s procedures or at such earlier time as the Administrator may reasonably determine.

Notwithstanding the foregoing, if the Participant’s vested Account does not exceed $5,000, the Participant’s entire vested Account shall be normally distributed to the Participant (or, in the event of the Participant’s death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise terminates from employment.  However, in the event of a mandatory distribution to a Participant whose vested Account is greater than $1,000, if the Participant does not elect to have such automatic distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.1, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

A Participant who is not vested in any portion of his Account balance attributable to Employer contributions shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year following the Plan Year in which he terminates from employment.

In no event shall distribution of the Participant’s vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70½), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9)(C) of the Code), if later, the April 1st following the calendar year in which the Participant retires from employment with the Employer (the "required beginning date").

Notwithstanding the provisions of Section 7.1, in the event distribution is required to be made while the Participant is employed by the Employer, the Participant may elect to receive the minimum amount required to be distributed pursuant to the provisions of Section 401(a)(9) of the Code and the regulations thereunder.

7.3FURNISHING INFORMATION.  Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4MINIMUM DISTRIBUTION REQUIREMENTS.

(a)General Rules.

(1)Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions.

(2)Precedence.  The requirements of this Article will take precedence over any inconsistent provisions of the Plan; provided, however, that this Article shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under Section 7.1 or Section 7.2.

(3)Requirements of Treasury Regulations Incorporated.  All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.

(b)Time and Manner of Distribution

(1)Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, and if distribution is to be made over the life or over a period certain not exceeding the life expectancy of the designated Beneficiary (if permitted under Section 7.1 of the Plan), distribution to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, or if the provisions of subsection (A) and (B) do not otherwise apply, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.4(b), other than Section 7.4(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of Sections 7.4(b) and 7.4(d), unless Section 7.4(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date.  If Section 7.4(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 7.4(c) and (d).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c)Required Minimum Distributions During Participant’s Lifetime.

(1)Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)the quotient obtained by dividing the Participant’s vested Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s vested Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 7.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)Required Minimum Distributions After Participant’s Death.

(1)Death On or After Date Distributions Begin.

(A)Participant Survived by Designated Beneficiary.  Subject to the provisions of this Article, if the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)Death Before Date Distributions Begin.

(A)Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 7.4(d)(1).

(B)No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A), this Section 7.4(d) will apply as if the surviving spouse were the Participant.

(e)Definitions.

(1)Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 7.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.4(b)(2).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.

(4)Participant’s Vested Account Balance.  The vested Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the vested Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The vested Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)Required Beginning Date. The date specified in Section 7.2 of the Plan.

7.5AMOUNT OF DEATH BENEFIT

(a)Death Before Termination of Employment.  In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant's Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant's Account being payable to his Beneficiary.

(b)Death After Termination of Employment.  In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.

7.6DESIGNATION OF BENEFICIARY. Each Participant shall designate a Beneficiary in a manner acceptable to the Administrator to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant.  However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a notary public, which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern.  A designation of a Beneficiary made by a Participant shall cease to be effective upon his marriage or remarriage.  In addition, a spousal Beneficiary designation shall cease to be effective upon the divorce of the Participant and such spouse.  In the absence of an effective designation of Beneficiary, or if no designated Beneficiary is surviving as of the date of the Participant’s death, any death benefit shall be paid to the surviving spouse of the Participant, or, if none, to the Participant's estate.  Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

In the event a Beneficiary survives the Participant, but dies before receipt of all payments due that Beneficiary hereunder, any benefits remaining to be paid to the Beneficiary shall be paid to the Beneficiary’s estate.

7.7DISTRIBUTION OF DEATH BENEFITS. Subject to the provisions of Section 7.2, the Beneficiary shall be allowed to designate the mode of receiving benefits in accordance with Section 7.1, unless the Participant had designated a method in writing and indicated that the method was not revocable by the Beneficiary.

(a)Distribution Beginning Before Death - If the Participant dies after distribution of his vested Account has commenced, any survivor’s benefit must be paid at least as rapidly as under the method of payment in effect at the time of the Participant’s death.

(b)Distribution Beginning After Death - If the Participant dies before distribution of his vested Account has commenced, distribution of the Participant’s vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except as provided below:

(i)if any portion of the Participant’s vested Account is payable to a designated Beneficiary, and if distribution is to be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary (if permitted under Section 7.1 above) such payments shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii)if the designated Beneficiary is the Participant’s surviving spouse, the date distribution is required to begin shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½).

For purposes of this paragraph (b), if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this paragraph, with the exception of paragraph (ii) herein, shall be applied as if the surviving spouse were the Participant.

Notwithstanding the foregoing, if the Participant has no designated Beneficiary (within the meaning of Section 401(a)(9) of the Code and the regulations thereunder), distribution of the Participant’s vested Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

7.8ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.8 shall apply to distributions made under the Plan.

(a)A "distributee" (as hereinafter defined) may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" (as hereinafter defined) paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)Definitions:

(i)Eligible Rollover Distribution.  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution described in Section 8.2.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code (or described in Section 408A of the Code for “designated Roth contributions” (within the meaning of Section 402A of the Code)), or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible and, if applicable, as required under Section 402A of the Code.

(ii)Eligible Retirement Plan.  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(iii)Distributee.  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse, and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

(d)To the extent permitted by law, a Participant’s nonspouse Beneficiary may elect to rollover a death benefit payable on his behalf under the Plan.

ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS

8.1LOANS

(a)Permissible Amount and Procedures.  Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance.  The Participant's signature shall be required on a promissory note.  The rate of interest on any such loan shall be equal to the "Prime Rate" (as reported in the Wall Street Journal on the date the loan is initiated) plus one percent 1%.  Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account.

(b)Limitation on Amount of Loans. A Participant's loan shall not exceed the lesser of:

(1)$50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve (12)-month period; or

(2)one-half (½) of the vested value of the Participant's Account, determined as of the Valuation Date preceding the date of the Participant's loan.

Any loan must be repaid within five (5) years (or such longer period permitted by law), unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed fifteen (15) years.  The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for a period, not longer than one year, or such longer period as may apply under Section 414(u) of the Code, that a Participant is on a leave of absence ("Leave"), either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan.  However, the loan must be repaid by the latest date permitted under Sections 72(p)(2)(B) and 414(u) of the Code and the installments due after the Leave ends (or, unless Section 414(u) of the Code applies, if earlier, upon the expiration of the first year of the Leave) must not be less than those required under the terms of the original loan.

If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note.  If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant's Beneficiary under the provisions of the Plan.

In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer's related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.

8.2HARDSHIP DISTRIBUTIONS.  In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the value of the Participant's Account attributable to his elective deferrals (within the meaning of Section 4.1), without regard to earnings thereon, any rollover contributions, including earnings thereon, (and any elective deferrals, excluding earnings thereon, and rollover contributions, including earnings thereon, transferred from the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan as of June 20, 2008) or (ii) the amount necessary to satisfy the financial hardship.  The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution.  Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to: (a) pay expenses for (or to obtain) medical care that would be deductible under Section 213(d) of the Code determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income; (b) purchase the principal residence of the Participant (excluding mortgage payments); (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code, and without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code); (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence; (e) pay funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and without regard to Section 152(d)(1)(B) of the Code); or (f) repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).  Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant's Account shall be reduced accordingly.

A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Participant.  This determination shall generally be made on the basis of all relevant facts and circumstances.  For purposes of this paragraph, the Participant’s resources shall be deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant.  A distribution generally shall be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant’s written representation, unless the Administrator has actual knowledge to the contrary, that the need cannot reasonably be relieved:

(1)Through reimbursement or compensation by insurance or otherwise;

(2)By liquidation of the Participant’s assets;

(3)By cessation of elective deferrals (within the meaning of Section 4.1); or

(4)By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

For purposes of the foregoing paragraph, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.  In making such determination, the Administrator may rely upon the Participant’s written representation to such effect, unless the Administrator has actual knowledge to the contrary.

8.3WITHDRAWALS AFTER AGE 59½.  After attaining age fifty-nine and one-half (59½), a Participant, by giving notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.  Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

8.4WITHDRAWALS OF ROLLOVER CONTRIBUTIONS.  A Participant, by giving notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any rollover contributions made to the Plan, and/or transferred from the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan as of July 1, 2008, including earnings thereon, and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.  Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

ARTICLE NINE --ADMINISTRATION OF THE PLAN

9.1PLAN ADMINISTRATION.  The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and a "named fiduciary" (for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA")) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator.  The Employer, by action of its board or directors, may also designate a person, a committee of persons, and/or other entity as a named fiduciary or named fiduciaries.  The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons, such delegation to be in accordance with ERISA Section 405.  The Administrator shall have full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan.  Any determination made by the Administrator shall be final and binding on all parties, and shall be given the maximum deference allowed by law.

In the event more than one party shall act as Administrator, all actions shall be made by majority decisions.  In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members.  Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if, and to the extent, the Employer so elects.  To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.

In the event the Employer pays the expenses of administering the Plan, the Employer may seek reimbursement from the Plan for the payment of such expenses.  Reimbursement shall be permitted only for Plan expenses paid by the Employer within the last twelve (12)-month period.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

9.2CLAIMS PROCEDURE

The provisions of paragraph (a) below shall apply to all benefit claims under the Plan, except as provided in paragraph (b) below.

(a)Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the "claimant") must be submitted in writing to the Administrator.  Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If a claim is denied in whole or in part, the Administrator shall notify the claimant within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)the specific reason or reasons for the denial of the claim;

(ii)the specific references to the pertinent Plan provisions on which the denial is based;

(iii)a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim; and

(v)a statement about the claimant’s right to bring civil action under Section 502(a) under ERISA if the claim is denied on review.

Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents (free of charge) pertinent to the denial, and to submit issues and comments in writing.  Any appeal of the denial must be given to the Administrator within the period of time prescribed under (a)(iv) above.  If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator’s adverse determination shall be final, binding and conclusive.

The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.  The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review.  If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.  The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, the claimant’s right to receive free of charge upon written request, reasonable access to and copies of, all Plan documents, records, and other information relevant to the claim, and a statement about the claimant’s right to bring a civil action under Section 502(a) of ERISA.  The decision of the Administrator shall be final, binding and conclusive.

(b)The provisions of this subsection (b) shall apply to a claim involving a determination by the Administrator of a Participant’s Disability.

Such a claim for Disability benefits must be submitted in writing to the Director of Human Resources.  Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If such a claim is denied in whole or in part, the Director of Human Resources shall notify the claimant within forty-five (45) days after receipt of the claim (or within seventy-five (75) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial forty-five (45) day period).

If, prior to the end of the seventy five (75) day extended period, the Director of Human Resources determines that a decision cannot be rendered within the initial extension period due to special circumstances, the period for making a determination may be extended for up to an additional thirty (30) days, provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the originally extended seventy-five (75) day period.

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)the specific reason or reasons for the denial of the claim;

(ii)the specific references to the pertinent Plan provisions on which the denial is based;

(iii)a description of any additional materials or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)a statement that any appeal of the denial must be made by giving to the Administrator, within one hundred eighty (180) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim;

(v)a statement about the claimant’s right to bring a civil action under Section 502(a) of ERISA if the claim is denied on review; and

(vi)to the extent that an internal rule, guideline, protocol, or other similar criterion was relied upon in the denial, the notification shall set forth the specific rule, guideline, protocol, or criterion or indicate that such was relied upon and that a copy will be provided free of charge to the claimant upon request.

Upon denial of a claim in whole or in part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents (free cof charge) pertinent to the denial, and to submit issues and comments in writing.  Any appeal of the denial must be given to the Administrator within the period of time prescribed under (b)(iv) above.  If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Director of Human Resource’s initial adverse determination shall be final, binding and conclusive.

The Administrator shall consider the full record of the claimant’s appeal without deference to the initial determination and, if the determination is based in whole or in part on a medical judgment, shall consult with a health care professional experienced in the field of medicine involved in the medical judgment.  The health care professional consulted on the appeal shall be an individual who was not consulted in connection with the initial denied claim (nor a subordinate of any individual consulted in connection with the initial denied claim) and whose identity shall be disclosed to the claimant upon written request of the claimant, regardless of whether the health care professional’s advice was relied upon in making the subsequent claim determination.

The Administrator shall render a decision that shall be binding upon both parties.  The Administrator shall advise the claimant of the results of their review within forty-five (45) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than ninety (90) days after receipt of the request for review.  If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(A)the specific reason or reasons for the denial of the claim;

(B)the specific references to the pertinent Plan provisions on which the denial is based;

(C)the claimant’s right to receive free of charge, upon written request, reasonable access to and copies of, all Plan documents, records, and other information relevant to the claim;

(D)a statement about the claimant’s right to bring a civil action under Section 502(a) of ERISA; and

(E)to the extent that an internal rule, guideline, protocol, or other similar criterion was relied upon in the denial, the notification shall set forth the specific rule, guideline, protocol, or criterion or indicate that such was relied upon and that a copy will be provided free of charge to the claimant upon request.

The decision of the Administrator shall be final, binding and conclusive.

9.3TRUST AGREEMENT.  The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS

10.1DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS.  Notwithstanding any other provision of the Plan, "Excess Elective Deferrals" (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Elective Deferrals for the preceding calendar year.

"Excess Elective Deferrals" shall mean the amount of Elective Deferrals (as defined below) for a calendar year that the Participant designates to the Plan pursuant to the following procedure.  The Participant’s designation:  shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant’s Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if the Excess Elective Deferrals is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.  Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

An Excess Elective Deferral, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the Elective Deferrals were made.  A Participant who has an Excess Elective Deferral for a taxable year, taking into account only his Elective Deferrals under the Plan or any other plans of the Employer (including any member of the Employer’s related group (within the meaning of Section 2.5(b)), shall be deemed to have designated the entire amount of such Excess Elective Deferral.

Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution.  For purposes of this Section 10.1, whenever reference is made to the income or loss allocable to an Excess Elective Deferral, such income or loss shall be determined as follows.  The income or loss allocable to Excess Elective Deferrals allocated to each Participant is the sum of: (i) income or loss allocable to the Participant's deferred amounts for the Plan Year multiplied by a fraction, the numerator of which is the Excess Elective Deferrals made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's Elective Deferrals on the last day of the Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

For purposes of this Article Ten, "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary deferral reduction agreement or other deferral mechanism.  With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6) of the Code, and SIMPLE IRA Plan described in Section 408(p) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.  Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

10.2LIMITATIONS ON 401(k) CONTRIBUTIONS

(a)Actual Deferral Percentage Test ("ADP Test").  Amounts contributed as elective deferrals under Section 4.1(a) and, if so elected by the Employer, "Qualified Matching Contributions" (as defined below) and any Fail-Safe Contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code.  For purposes of this Section, these amounts are referred to as the "deferred amounts."  For purposes of the "actual deferral percentage test" described below, (i) such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to make deferrals, would have been received by the Participant within two and one-half (2½) months after the close of the Plan Year.  The Employer shall maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the deferred amounts used in such test.

For purposes of this Section, "Qualified Matching Contributions" shall mean matching contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code and satisfy Section 1.401(k)-2(a)(6) of the IRS Treasury regulations.

As of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

(1)The actual deferral percentage for the eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

(2)The actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage of eligible Participants who are Nonhighly-Compensated

Employees for the Plan Year multiplied by two (2), provided that the actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the actual deferral percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Final 401(k) and 401(m) Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the actual deferral percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only (a) elective deferrals (within the meaning of Section 4.1) for those Nonhighly-Compensated Employees that were taken into account for purposes of the actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year and (b) any Fail-Safe Contributions and Qualified Matching Contributions that were allocated to the Accounts of those Nonhighly-Compensated Employees for the prior year but were not used to satisfy the actual average deferral percentage test or the average contribution percentage test under the current year testing method for the prior year.

For purposes of the above tests, the "actual deferral percentage" shall mean for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) deferred amounts actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s compensation (within the meaning of Section 1.6 of the Plan or Section 415(c)(3) of the Code) for such Plan Year.  Deferred amounts on behalf of any Participant shall include (1) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Nonhighly-Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Matching Contributions and Fail-Safe Contributions.  For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement.  In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan.  If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual deferral percentage for the prior year shall be made in accordance with the Final 401(k) and 401(m) Regulations.  Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same average actual deferral percentage testing method.

The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.

In the event the actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a Fail-Safe Contribution for eligible Participants who are Nonhighly-Compensated Employees, to be allocated among their Accounts in proportion to their compensation for the Plan Year.  For purposes of this paragraph, “compensation” shall mean compensation used for the actual deferral percentage test.

(b)Distributions of Excess Contributions.

(1)In General.  If the actual deferral percentage test of Section 10.2(a) is not satisfied for a Plan Year, then the "excess contributions", and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made.  However, if such excess contributions are distributed later than two and one-half (2½) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

(2)Excess Contributions.  For purposes of this Section, "excess contributions" shall consist of the excess of the aggregate amount of deferred amounts made by or on behalf of the Highly-Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the test under Section 10.2(a).  Excess contributions shall be allocated to the Highly-Compensated Employees with the largest amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest amount of such contributions and continuing in descending order until all the excess contributions have been allocated.  For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess contributions.

(3)Determination of Income.  Excess contributions shall be adjusted for any income or loss up to the date of distribution.  The income or loss allocable to excess contributions allocated to each Participant is the sum of: (i) income or loss allocable to the Participant's deferred amounts for the Plan Year multiplied by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's deferred amounts on the last day of the Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

(4)Accounting for Excess Contributions.  Excess contributions shall be distributed from that portion of the Participant's Account attributable to such deferred amounts to the extent allowable under Treasury regulations.

10.3NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS

(a)Average Contribution Percentage Test ("ACP Test").  The provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a) and such matching contributions are not used to satisfy the actual deferral percentage test of Section 10.2.

Subject to subsection (c) below, as of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

(1)The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

(2)The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the average contribution percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Final 401(k) and 401(m) Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average contribution percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only matching contributions for those Nonhighly-Compensated Employees that were taken into account for purposes of the average contribution percentage test (and not the average actual deferral percentage test) under the current year testing method for the prior year.

For purposes of the above tests, the "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the "eligible Participants" in each group.  The "contribution percentage" shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions, and elective deferrals under Section 4.1 (to the extent such elective deferrals are not used to satisfy the actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant's compensation (within the meaning of Section 1.6 of the Plan or Section 415(c)(3) of the Code) for the Plan Year.  Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 10.1 or excess contributions under Section 10.2.  "Eligible Participant" shall mean each Employee who is eligible to receive Employer matching contributions.

For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions were made under a single plan.

In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan.  If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual contribution percentage for the prior year shall be made in accordance with the Final 401(k) and 401(m) Regulations.  Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same average contribution percentage testing method.

The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)Distribution of Excess Employer Matching Contributions.

(1)In General.  If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the "excess aggregate contributions", and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer matching contributions under Section 4.2.  To the extent that such "excess aggregate contributions" are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such "excess aggregate contributions" were made.  However, if such excess aggregate contributions are distributed later than two and one-half (2½) months following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions.  For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.

(2)Excess Aggregate Contributions.  For purposes of this Section, "excess aggregate contributions" shall consist of the excess of the amount of Employer matching contributions and elective deferrals under Section 4.1 (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made on behalf of the Highly-Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the nondiscrimination tests under Section 10.3(a).  Excess contributions shall be allocated to the Highly-Compensated Employee with the largest "contribution percentage amounts" (as defined below) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated.  For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions.

For purposes of the preceding paragraph, "contribution percentage amounts" shall mean the sum of Employer matching contributions and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made under the Plan on behalf of the Participant for the Plan Year.

(3)Determination of Income.  Excess aggregate contributions shall be adjusted for an income or loss up to the date of distribution.  The income or loss allocable to excess contributions allocated to each Participant is the sum of:  (i) income or loss allocable to the Employer matching contributions and such elective deferrals for the Plan Year multiplied by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to Employer matching contributions and such elective deferrals (to the extent not used to satisfy the average actual percentage test of Section 10.2) on the last day of the Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS

11.1RULES AND DEFINITIONS

(a)Rules. The following rules shall limit additions to Participants' Accounts:

(1)If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the "maximum permissible" amount (as hereafter defined) or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

(2)Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

(3)As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual compensation for the limitation year.

(4)If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, or a reasonable error in determining elective deferrals (within the meaning of Section 4.1), the limitations of Section 415 of the Code are exceeded, such excess amount shall be disposed of as follows:

(A)Any nondeductible Employee after-tax contributions (plus attributable earnings) and, to the extent elected by the Administrator pursuant to a nondiscriminatory procedure, elective deferrals under Section 4.1(a) (plus attributable earnings), to the extent they would reduce the excess amount, shall be returned to the Participant.

(B)If an excess amount still exists after the application of subparagraph (A), and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account shall be used to reduce Employer contributions (including any allocation of forfeitures, if applicable) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

(C)If an excess amount still exists after the application of subparagraph (A), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.  Excess amounts may not be distributed to Participants or former Participants.

(D)If a suspense account is in existence at any time during the limitation year pursuant to this Section 11.1(a)(4), it shall not participate in the allocation of the Trust's investment gains and losses.  In addition, all amounts held in the suspense account shall be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made for the limitation year.

(5)If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant's account under all such plans for any such limitation year shall not exceed the maximum permissible amount.  Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan.  If both plans are discretionary contribution plans, they shall first be reduced under this Plan.  Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 11.1(a)(4).

(b)Definitions.

(1)Annual additions: The following amounts credited to a Participant's Account for the limitation year shall be treated as annual additions:

(A)Employer contributions;

(B)Elective deferrals (within the meaning of Section 4.1);

(C)Employee after-tax contributions, if any;

(D)Forfeitures, if any; and

(E)Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer.  Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

Employer and employee contributions taken into account as annual additions shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

(2)Compensation:  For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, elective deferrals (as defined in Section 402(g)(3) of the Code) made by an Employee to the Plan and any amount contributed or deferred by an Employee on an elective basis and not includable in the gross income of the Employee under Section 125 of the Code and Section 132(f) of the Code.   Notwithstanding the foregoing, Compensation for purposes of this Section shall exclude the following:

(A)Except as provided in the preceding paragraph of this Section 11.1(b)(2), Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(B)Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

(D)	Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement)

toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of theEmployee); and

(E)	Amounts in excess of the applicable Code Section 401(a)(17) limit

Compensation shall be measured on the basis of compensation paid in the limitation year.

Any Compensation described in this Section 11.1(b)(2) does not fail to be Compensation merely because it is paid after the Participant’s severance from employment with the Employer, provided the Compensation is paid by the later of 2-1/2 months after severance from employment with the Employer or the end of the limitation year that includes the date of severance from employment.

(3)Defined contribution dollar limitation: This shall mean $40,000, as adjusted under Section 415(d) of the Code.

(4)Employer:  This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

(5)Limitation year:  This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period.  The election shall be made by the adoption of a Plan amendment by the Employer.  If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(6)Maximum permissible amount:  Except to the extent permitted under Section 4.1(e) and Section 414(v) of the Code, if applicable, this shall mean an amount equal to the lesser of the defined contribution dollar limitation or one hundred percent (100%) of the Participant's compensation for the limitation year.  If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year
12

ARTICLE TWELVE--AMENDMENT AND TERMINATION

12.1AMENDMENT.  The Employer may at any time and from time to time amend the Plan by action of either the Board of Directors or the Benefits Committee (provided that any amendment by the Benefits Committee shall be subject to the approval of the Chief Executive Officer of the Employer) without the consent of any Trustee, any other Participating Affiliate, or any Participant or Beneficiary.  Such amendment may be adopted by resolution or by such other action permitted by the Employer’s charter, by-laws, or such other method permitted by the laws of the state of the Employer’s incorporation.

Notwithstanding the foregoing:

(a) no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee;

(b)no amendment shall be made to the Plan which shall make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

(c)no amendment may reduce or eliminate any benefit which is a protected benefit under Section 411(d)(6) of the Code, except as permitted by the IRS Treasury Regulations thereunder and other applicable law; and

(d)notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate within the remedial amendment period to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.  If any corrective amendment (within the meaning of Section 1.401(a)(4)-11(g) of the IRS Treasury Regulations) is made after the end of a Plan Year, such amendment shall satisfy the requirements of Section 1.401(a)(4)-11(g)(3) and (4) of the IRS Treasury Regulations.

12.2TERMINATION OF THE PLAN.  The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan.  In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable.  The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution.  These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts.  Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein.  In the event of the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested and nonforfeitable and the provisions of the preceding paragraph shall apply with respect to such Participants’ Accounts.

In the event of the termination of the Plan, any amounts to be distributed to Participants or Beneficiaries who cannot be located shall be handled in accordance with the provisions of applicable law (which may include the establishment of an account for such Participant or Beneficiary).

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS

13.1APPLICABILITY.  The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).  The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.  Notwithstanding the foregoing, this Article shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

13.2DEFINITIONS. For purposes of this Article, the following definitions shall apply:

(a)"Key Employee":  "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the determination date, was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation shall mean compensation as defined in Section 415(c)(3) of the Code.  The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)"Top-Heavy Plan":

(1)The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

(A)The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

(B)The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

(C)The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

(2)If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants.  Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the one (1)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date.  In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(3)For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date.  The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded.  The accrued benefits and account balances of Participants who have performed no service with any Employer maintaining the plan for the one (1)-year period ending on the determination date shall be disregarded.  The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder.  Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

(4)Definition of terms for Top-Heavy status:

(A)"Top-heavy ratio" shall mean the following:

(1)If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date, and the denominator of which is the sum of the account balances of all Participants as of the determination date.  Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

(B)"Permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(C)"Required aggregation group" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(D)"Determination date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

(E)"Valuation Date" shall mean the last day of the Plan Year.

(F)Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan.  If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

13.3ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.

(a)Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code) or the largest percentage of Employer contributions, elective deferrals (within the meaning of Section 4.1), and forfeitures as a percentage of the Key Employee's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Employee for that Plan Year.  This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.2 or the Participant's failure to make elective deferrals under Section 4.1

(b)The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c)Elective deferrals may not be taken into account for the purpose of satisfying the minimum allocation.  However, Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation.

(d)For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date.

(e)If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan's Valuation Date.

(f)There shall be no duplication of the minimum benefits required under Code Section 416.  Benefits shall be provided under defined benefit plans before under any defined contribution plans.  If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans of the Employer, the minimum allocation in subparagraph (a) shall be deemed to be five percent (5%) and shall be offset by a Participant's accrued benefit under a defined benefit plan according to the following equivalencies:  a one percent (1%) "qualifying benefit accrual" under a defined benefit plan equals a two and one-half percent (2.5%) allocation under a defined contribution plan.  To be a "qualifying benefit accrual," the pension under the defined benefit plan must be converted to a pension payable for life based on the average of the five (5) consecutive years of the Participant's highest compensation, payable at that plan's normal retirement date.  Accordingly, for a Participant whose "qualifying benefit accrual" equals two percent (2%) multiplied by each year of his participation in the Plan while a Top-Heavy Plan, there shall be no minimum allocation hereunder.  (If the "qualifying benefit accrual" is a lesser amount than two percent (2%) for each such year, the minimum allocation under this Plan shall be provided on a pro rata basis, adjusted on the basis of the above equivalencies.  Except as provided in subparagraph (g), in no event shall additional minimum allocations be provided for any Participant who has earned a "qualifying benefit accrual" equal to twenty percent (20%) of his final average Compensation computed on the basis of his total taxable remuneration over the five (5) consecutive years in which the Participant's Compensation was the highest.

13.4VESTING. The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan.  Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended.  In addition, if a Plan's status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) Years of Service for vesting purposes shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended.

Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS

14.1PLAN DOES NOT AFFECT EMPLOYMENT.  Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee.  All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee.  Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

14.2SUCCESSOR TO THE EMPLOYER.  In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

14.3REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:

(a)Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

(b)Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed.  Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance.  All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under the Code.

14.4BENEFITS NOT ASSIGNABLE.  Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," or except as provided in Section 401(a)(13)(C) of the Code with respect to certain judgments and settlements, the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

With respect to any "qualified domestic relations order" relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the Participant has attained his "earliest retirement age" (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan.  A distribution to an alternate payee prior to the Participant’s attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution.  Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.

14.5MERGER OF PLANS.  In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

14.6INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible "forfeiture" of any vested balance.

14.7CONSTRUCTION.  Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

14.8GOVERNING DOCUMENTS.  A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of termination from employment, or, if later, and to the extent permitted by applicable law, as determined under the terms of the Plan.

14.9GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

14.10HEADINGS.  The Article headings and Section numbers are included solely for ease of reference.  If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

14.11COUNTERPARTS.  This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

14.12LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.  In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be forfeited and used to pay Plan administrative expenses and/or used to reduce future Employer contributions.  In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Account balance, such Account balance shall be restored.

14.13DISTRIBUTION TO MINOR OR LEGALLY INCAPACITATED.  In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to apply all or any portion of such benefit directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute the whole or any part of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee, or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person.  The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 12th day of May, 2008.

MINDRAY DS USA, INC.

By /s/ Thomas S. Bielan
Authorized Officer

AMENDMENT FOR THE PENSION PROTECTION ACT OF 2006 (“PPA”),
HEROES EARNINGS ASSISTANCE AND RELIEF TAX ACT OF 2008 (“HEART ACT”) AND
THE WORKER, RETIREE AND EMPLOYER RECOVERY ACT OF 2008 (“PPA TECHNICAL CORRECTIONS ACT”)

MINDRAY DS USA, INC. 401(K) SAVINGS PLAN

WHEREAS, Mindray DS USA, Inc. (the "Employer") heretofore adopted the Mindray DS USA, Inc. 401(k) Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to comply with the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) and the Worker, Retiree, and Employer Recovery Act of 2008 (“PPA Technical Corrections Act”);

NOW, THEREFORE, the Plan is hereby amended, effective as of the date or dates set forth below, as follows, with such amendment intended to constitute good faith compliance with the above-referenced law changes and to supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment:

1.	Section 7.2 of the Plan shall be amended by adding the following paragraph to the end of such Section:

“Minimum distributions under Section 401(a)(9) of the Code for 2009 may be suspended subject to the requirements of applicable law and Plan administrative practices.”

2.	Section 5.1(b) of the Plan shall be amended, effective for Plan Years beginning after December 31, 2006, by adding the following paragraph(s) to the conclusion of such subsection:

“Divestment of Employer Securities:  If any portion of a Participant’s Account is invested in publicly-traded employer securities (within the meaning of Section 407(d)(1) of the Employee Retirement Income Security Act of 1974), the Participant may direct the Trustee to divest such securities and to reinvest the proceeds in other investment options available under the Plan subject to the provisions of Code Section 401(a)(35), in accordance with rules and procedures established by the Administrator from time to time.

For purposes hereof, except as otherwise provided in Code Section 401(a)(35) or regulations promulgated thereunder, a plan holding employer securities which are not publicly-traded securities shall be treated as holding publicly-traded employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code Section 401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded employer security.”

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3.	Section 7.8 of the Plan shall be amended by adding the following paragraphs to the conclusion of such Section:

“For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer distribution shall also describe the consequences of failing to defer receipt of the distribution in accordance with the requirements of applicable law.  In addition, any reference to the ninety (90) day maximum notice period prior to distribution in applying the notice requirements of Code Sections 402(f), 411(a)(11) and 417 will become one hundred and eighty (180) days.

For distributions made after December 31, 2007, a Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code Section 408A(b), subject to the requirements of applicable law.

For distributions on and after May 14, 2008, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations promulgated thereunder, may roll over his distribution, in accordance with the requirements of applicable law and in accordance with procedures established by the Administrator, to an individual retirement account (or other permissible eligible retirement plan) established by or for the Beneficiary for purposes of receiving the distribution.  In order to be able to rollover the distribution, the distribution must otherwise satisfy the definition of an “eligible rollover distribution” (within the meaning of Code Section 402(f)(2)(A)).”

4.	Article Eight of the Plan shall be amended by adding the following Section to such Article:

“8.5HEART ACT PROVISIONS.

(a)Death benefits.  In the case of a Participant’s death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary(ies) (or surviving spouse, if the qualified joint and survivor annuity or qualified pre-retirement survivor annuity rules apply) of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death.

(b)Differential wage payments.  For years beginning after December 31, 2008, (i) a Participant receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be  treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

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(c)Severance from employment.  For years beginning after December 31, 2008 and for purposes of Code Section 401(k)(2)(B)(i)(I), an individual shall be treated as having severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

If a Participant elects to receive a distribution by reason of such severance from employment, the Participant may not make an elective deferral or employee contribution during the six (6)-month period beginning on the date of such distribution.”

5.	Section 10.1 of the Plan shall be amended by adding the following sentence to the conclusion of such subsection:

“Notwithstanding the foregoing, for Plan Years beginning after December 31, 2007, the Administrator shall not calculate and distribute income for the period after the close of the Plan Year in which the Excess Elective Deferral occurred and prior to the distribution of such Excess Elective Deferral.”

6.	Section 10.2(b)(1) shall be amended by replacing the second sentence thereof with the following:

“However, for Plan Years beginning after December 31, 2007, if such excess contributions are distributed later than two and one-half (2½) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.”

7.	Section 10.2(b)(3) of the Plan shall be amended by adding the following sentence to the conclusion of such subsection:

“Notwithstanding the foregoing, for Plan Years beginning after December 31, 2007, the Administrator shall not calculate and distribute income for the period after the close of the Plan Year in which the excess contribution occurred and prior to the distribution of such excess contribution.”

8.	Section 10.3(b)(1) of the Plan shall be amended by replacing the third sentence thereof with the following:

“However, for Plan Years beginning after December 31, 2007, if such excess aggregate contributions are distributed later than two and one-half (2½) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions.”

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9.	Section 10.3(b)(3) of the Plan shall be amended by adding the following sentence to the conclusion of such subsection:

“Notwithstanding the foregoing, for Plan Years beginning after December 31, 2007, the Administrator shall not calculate and distribute income for the period after the close of the Plan Year in which the excess aggregate contribution occurred and prior to the distribution of such excess aggregate contribution.”

10.	Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 28th day of December, 2009.

MINDRAY DS USA, INC.

By:  /s/ Thomas S. Bielan

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FIRST AMENDMENT TO

MINDRAY DS USA, INC. 401(k) SAVINGS PLAN

WHEREAS, Mindray DS USA, Inc. (the "Employer") heretofore adopted the Mindray DS USA, Inc. 401(k) Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to reflect the merger into the Plan of the Mindray Medical USA 401(k) Plan and to comply with the final regulations under Section 415 of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Plan is hereby amended, effective for limitation years and Plan Years beginning on or after January 1, 2008, as follows:

1. Section 2.1 of the Plan shall be amended by adding the following at the end thereof:

“Notwithstanding the foregoing, any Employee employed by Mindray Medical USA Corp. or Mindray International Ltd. prior to January 1, 2009 shall be credited with “Years of Service” earned under the Mindray Medical USA 401(k) Plan as of that date, and shall have his future Years of Service determined in accordance with the provisions of this Section 2.1 and, if applicable, regulatory guidance governing the crediting of service upon a change in service crediting method from hours of service to elapsed time.”

2.Section 3.1 of the Plan shall be amended by adding the following at the end thereof:

“All Employees participating in the Mindray Medical USA 401(k) Plan on December 31, 2008, shall participate in the Plan as of January 1, 2009.  Any other Employee of Mindray Medical USA Corp. who becomes an Employee of Mindray DS USA, Inc. as of January 1, 2009 or thereafter shall be eligible to participate only after the requirements of this Section 3.1 have been satisfied.”

3.Section 4.1(a) of the Plan shall be amended by adding the following at the end thereof:

“Notwithstanding the foregoing, any Employee of Mindray Medical USA Corp. who was not eligible to participate in the Mindray Medical USA 401(k) Plan as of December 31, 2008, and becomes an Employee of Mindray DS USA, Inc. as of January 1, 2009 or thereafter, upon first becoming eligible to participate in the Plan pursuant to Section 3.1, who fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer two percent (2%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).  The Administrator shall provide to each such Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals.  The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.”

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4.Section 6.1 of the Plan shall be amended by adding the following at the end thereof:

“Notwithstanding the foregoing, any participant in the Mindray Medical USA 401(k) Plan who is an Employee of Mindray DS USA, Inc. on January 1, 2009 shall have a nonforfeitable interest in Employer matching contributions made under that plan which are transferred into this Plan in connection with the merger of that plan into this Plan, or made under Section 4.2 of this Plan, determined in accordance with the preceding provisions of this Section 6.1.  Any other former Employee of Mindray Medical USA Corp. who terminated employment on or before December 31, 2008 shall, except as otherwise provided with respect to Normal Retirement, Disability, or death, have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions made under the Mindray Medical USA 401(k) Plan that are transferred to this Plan, or made under Section 4.2 of this Plan, as follows:

Years of Service Vested Percentage

Less than 2 years0%
2 years but less than 320%
3 years but less than 440%
4 years but less than 560%
5 years but less than 680%
6 or more years100%”

5.Section 11.1(a)(4) of the Plan shall be amended to read in its entirety as follows:

“(4)If the limitations of Section 415 of the Code are exceeded, such excess amount shall be corrected in accordance with the requirements of applicable law, including pursuant to the Employee Plans Compliance Resolution System.”

6.Section 11.1(b)(2) of the Plan shall be further amended by adding the following paragraph to the conclusion of such Section:

“Any compensation described in this Section 11.1(b)(2) does not fail to be Compensation merely because it is paid after the Participant’s severance from employment with the Employer, provided the Compensation is paid by the later of 2½ months after severance from employment with the Employer or the end of the limitation year that includes the date of severance from employment.  In addition, payment for unused accrued bona fide sick, vacation or other leave shall be included as Compensation if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment, and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant’s severance from employment with the Employer.”

7.Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

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IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 31st day of December, 2008.

MINDRAY DS USA, INC.

By:  /s/ Thomas S. Bielan
        Authorized Officer

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SECOND AMENDMENT TO

MINDRAY DS USA, INC. 401(k) SAVINGS PLAN

WHEREAS, Mindray DS USA, Inc. (the "Employer") heretofore adopted the Mindray DS USA, Inc. 401(k) Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to reflect the removal of the Datascope Corp. stock fund from the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 30, 2009, as follows:

1. Section 7.1 of the Plan shall be amended to read in its entirety as follows:

“MANNER OF PAYMENT.  The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) in a single lump-sum payment.”

2.Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Second Amendment to be executed on the 30th day of January, 2009.

MINDRAY DS USA, INC.

By:  /s/ Thomas S. Bielan
        Authorized Officer

FOURTH AMENDMENT TO

MINDRAY DS USA, INC. 401(k) SAVINGS PLAN

WHEREAS, Mindray DS USA, Inc. (the "Employer") heretofore adopted the Mindray DS USA, Inc. 401(k) Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to reflect the addition of the Mindray stock fund to the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of September 16, 2010, as follows:

1. Section 5.1(a) of the Plan shall be amended to add the following sentence to the end thereof:

“If investments are permitted in Employer stock, a separate Employer stock fund shall be created and a portion of such stock fund shall be invested in cash and cash equivalents for liquidity purposes.”

2.Section 7.1 of the Plan shall be amended to read in its entirety as follows:

“MANNER OF PAYMENT. The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) in a single lump-sum payment.

To the extent the Participant’s vested Account is invested in employer securities (within the meaning of Section 407(d)(1) of the Employee Retirement Security Act of 1974), the Participant (or the Participant’s Beneficiary in the event of the Participant’s death) may elect to have such portion of his Account distributed in a single payment in the form of whole shares of stock, with any fractional shares, and the cash and cash equivalent portions of the underlying unitized stock account, being distributed in cash.”

3.Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Fourth Amendment to be executed on the 16th day of September, 2010.

MINDRAY DS USA, INC.

By:  /s/ Patricia Leone
        Authorized Officer